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                                                                     Exhibit 2.1



                       IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE


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                                     :
In re:                               :   Chapter 11
                                     :
EAGLE FOOD CENTERS, INC.,            :   Case No. 00-01311 (RRM)
                                     :
                     Debtor.         :
                                     :
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               ORDER PURSUANT TO 11 U.S.C. ss.ss. 105 AND 1127(b)
         ALLOWING NON-MATERIAL, TECHNICAL MODIFICATION TO FIRST AMENDED
                 REORGANIZATION PLAN OF EAGLE FOOD CENTERS, INC.



            Upon the motion, dated August 8, 2000 (the "Motion")(1), of the above-captioned debtor and debtor-in-possession (the "Debtor"), for an Order under 11 U.S.C. ss.ss. 105 and 1127(b) allowing the Debtor to make a non-material, technical modification to the First Amended Reorganization Plan of Eagle Food Centers, Inc. (the "Debtor"); and this Court having determined that granting the relief requested in the Motion is in the best interests of the Debtor, its estate and creditors; and it appearing that proper and adequate notice has been given and that no other or further notice is


----------
      (1) Capitalized terms not defined herein are used as defined in the Motion.


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necessary; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby

            ORDERED, ADJUDGED AND DECREED THAT:

            1.    The Motion is GRANTED.

            2. The Debtor is authorized to modify the Plan as indicated in the Motion by deleting "and X.B.1" from the first sentence of Article X.C. of the Plan.

            3. Notwithstanding anything to the contrary in the Plan, the Disclosure Statement, or the Confirmation Order, the Consummation Date for the Plan is August 7, 2000.


Dated:  Wilmington, Delaware
        August ___, 2000



                                   ------------------------------
                                   Honorable Roderick R. McKelvie
                                   United States District Judge